Exhibit 10.6

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”) is entered into as of August 29, 2017, by and among GT Biopharma, Inc., a Delaware corporation (the “Company”), and the parties listed on Schedule A hereto (the “Warrant Holders” or Holders”).

WHEREAS, each of James Heavener, Gianna Simone Baxter, Anthony Baxter, Alpha Capital Anstalt, Bristol Investment Fund, Ltd, Adam Kasower, Theorem Group, LLC, Red Mango Ltd, SV Booth Investments III, Bristol Capital LLC, East Ventures, LLC, Randy Berinhout, Piter Korompis, Private Resources, Ltd, Barry Wolfe, Scott Williams, Net Capital LLC, Canyons Trust, Brannon Family Office LLLP, John Brady (the foregoing individuals and entities collectively, the “May 2016 Warrant Holders”) and the Company are party to that certain Securities Purchase Agreement dated May 4, 2016, as amended from time to time (the “May 2016 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “May 2016 Warrants”);

WHEREAS, H.C. Wainwright and Company, LLC (the foregoing entity known as, the “August 2016 Warrant Holders”) and the Company are party to that certain Securities Purchase Agreement dated August 6, 2015, as amended from time to time (the “August 2016 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “August 2016 Warrants”);

WHEREAS, each of James Heavener, Gianna Simone Baxter, Alpha Capital Anstalt, Bristol Investment Fund, Ltd, Adam Kasower, Bristol Capital LLC, Scott Williams, Private Resources Ltd, H.C. Wainwright and Company LLC (the foregoing individuals and entities collectively, the “January 2017 Warrant Holders”) and the Company are party to that certain Securities Purchase Agreement dated January 9, 2017, as amended from time to time (the “January 2017 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “January 2017 Warrants”);

WHEREAS, each of Alpha Capital Anstalt, Adam Kasower, (the foregoing individuals and entities collectively, the “March 2017 Warrant Holders”) and the Company are party to that certain Securities Purchase Agreement dated March 16, 2017, as amended from time to time (the “March 2017 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “March 2017 Warrants”);

WHEREAS, each of Alpha Capital Anstalt, Craig Osborne, (the foregoing individuals and entities collectively, the “April 2017 Warrant Holders”) and the Company are party to that certain Securities Purchase Agreement dated April 13, 2017, as amended from time to time (the “April 2017 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “April 2017 Warrants”);

WHEREAS, each of Adam Kasower, Red Mango Ltd, Bristol Investment Fund, Ltd, (the foregoing individuals and entities collectively, the “July 2017 Warrant Holders”) and the Company are party to that certain Securities Purchase Agreement dated July 19, 2017, as amended from time to time (the “July 2017 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “July 2017 Warrants”);

WHEREAS, each of James Heavener, Gianna Simone Baxter, Anthony Baxter, Alpha Capital Anstalt, Bristol Investment Fund, Ltd, Adam Kasower, Craig Osborne, Scott Williams, Randy Berinhout, Red Mango Ltd, (the foregoing individuals and entities collectively, the “August 2017 Warrant Holders”) and the Company are party to that certain Securities Purchase Agreement dated August 16, 2017, as amended from time to time (the “August 2017 Purchase Agreement”), pursuant to which the Company issued 10% Convertible Debentures (the “August 2017 Warrants”);

WHEREAS, May 2016 Warrants, August 2016 Warrants, January 2017 Warrants, March 2017 Warrants, April 2017 Warrants, July 2017 Warrants, and August 2017 Warrants are herein collectively referred to as the “Warrants”;

WHEREAS, May 2016 Warrant Holders, August 2016 Warrant Holders, January 2017 Warrant Holders, March 2017 Warrant Holders, April 2017 Warrant Holders, July 2017 Warrant Holders, and August 2017 Warrant Holders are herein collectively referred to as the “Warrant Holders”;

WHEREAS, the May 2016 Purchase Agreement, August 2016 Purchase Agreement, January 2017 Purchase Agreement, March 2017 Purchase Agreement, April 2017 Purchase Agreement, July 2017 Purchase Agreement, and August 2017 Purchase Agreement are herein collectively referred to as the “Prior Subscription Agreements”;

WHEREAS, the Prior Subscription Agreements and the Warrants are herein collectively referred to as the “Prior Transaction Documents”;

WHEREAS, each Warrant Holder hereby agrees to exercise all Warrants held by such Warrant Holder, and the Company agrees to issue to each Warrant Holder upon exercise of such Warrants, which exercise shall be cashless and for no additional consideration, the number of shares of Common Stock set forth opposite such Warrant Holder’s name on Schedule B hereto (the “Warrant Shares”);

NOW, THEREFORE, in consideration of the rights and benefits that they will each receive in connection with this Agreement, the parties, intending to be legally bound, agree as follows:

1. Exercise of Warrants; Issuance of Warrant Shares.  Subject to the terms and conditions of this Agreement, at the Closing (as defined herein) the Company shall issue to each Warrant Holder, pursuant to the cashless exercise of the Warrants then held by such Warrant Holder, based on a VWAP of $8.20 and an exercise price of $7.20, for such number of Warrant Shares set forth beside such Warrant Holder’s name on Schedule B attached hereto (the “Warrant Exercise”).  From and after the Closing, the Warrants shall solely represent the right to receive the Warrant Shares hereunder. In the event a Warrant Exercise will result in a Warrant Holder owning more than 9.99% of the total issued and outstanding common shares of the Company, the Warrant Holder will be issued common stock in connection with the Warrant Exercise until the Warrant Holder owns 9.99% of the issued and outstanding stock of the Company. The balance of the Warrant Exercise will be completed by the Company issuing the Warrant Holder shares of Series J Preferred Stock. A copy of the Certificate of Designation with respect to such Series J Preferred Stock is annexed hereto as Exhibit C.

2. Closing.

(a) Closing.  With respect to all Warrants, the Warrant Holders shall deliver their physical Warrants (or if such Warrants are lost, mutilated or destroyed, a lost note affidavit and indemnity agreement in substantially the form attached hereto as Exhibit A (each, an “Affidavit”)) to the Company for cancellation.

(b) Delivery of Shares.  Within five (5) business days from the receipt of the physical Warrants (or Affidavit, as applicable) from any Warrant Holder, the Company shall deliver the Warrant Shares to the Warrant Holders pursuant to a legal opinion acceptable to the transfer agent and the Holders to be issued by Company counsel and paid for by the Company, electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

3. Representations and Warranties of the Company.  The Company hereby represents and warrants to each Warrant Holder as of the date hereof as follows:

(a) Organization and Standing.  The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Delaware, and is in good standing under such laws.  The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties or financial condition.

(b) Corporate Power.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Warrant Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Warrant Shares and the performance of all of the Company’s obligations hereunder have been taken or will be taken prior to the applicable Closing.  This Agreement has been duly executed by the Company and constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Valid Issuance of Stock.  The Warrant Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws.  Such Warrant Shares will also be free and clear of any liens or encumbrances; provided, however, that the Warrant Shares shall be subject to the provisions of this Agreement and restrictions on transfer under state and/or federal securities laws.  The Warrant Shares are not subject to any preemptive rights, rights of first refusal or restrictions on transfer.

(e) Offering.  Subject in part to the accuracy of the Warrant Holder’s representations in Sections 4 and 5 (if applicable) hereof, the offer, sale and issuance of the Warrant Shares in conformity with the terms of this Agreement constitute transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and from all applicable state securities laws.

(f) Governmental Consents.  No consent, approval, qualification or authority of, or registration or filing with, any local, state or federal governmental authority on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any transaction contemplated hereby, except (i) such filings as have been made prior to the date hereof and (ii) such additional post-closing filings as may be required to comply with applicable federal and state securities laws (including but not limited to any Form D or Form 8-K filings), and with applicable general corporation laws of the various states, each of which will be filed with the proper authority by the Company in a timely manner.

4. Representations and Warranties of all Warrant Holders.  Each Warrant Holder, for itself and for no other person, hereby represents and warrants as of the date hereof to the Company as follows:

(a) Organization and Standing.  The Warrant Holder is either an individual or an entity duly organized, validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation or formation, and is in good standing under such laws.

(b) Corporate Power.  The Warrant Holder has all right, corporate, partnership, limited liability company or similar power and authority to execute and deliver this Agreement, to effect the Warrant Exercise hereunder, and to carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization.  All corporate, partnership, limited liability company or similar action, as applicable on the part of such Warrant Holder, necessary for the authorization, execution, delivery and performance of this Agreement, the Warrant Exercise and the performance of all of such Warrant Holder’s obligations hereunder have been taken or will be taken prior to the applicable Closing.  This Agreement has been duly executed by the Warrant Holder and constitutes valid and legally binding obligations of such Warrant Holder, enforceable against such Warrant Holder in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) Governmental Consents.  No consent, approval, qualification or authority of, or registration or filing with, any local, state or federal governmental authority on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Warrant Shares, or the consummation of any transaction contemplated hereby, except such filings as have been made prior to the date hereof.

(e) Own Account.  Such Warrant Holder understands that the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law in reliance upon exemptions from regulation for non-public offerings and is acquiring the Warrant Shares as principal for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any such Warrant Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or  regarding the distribution of such Warrant Shares in violation of the Securities Act or any applicable state securities law.  Such Warrant Holder agrees that the Warrant Shares or any interest therein will not be sold or otherwise disposed of by such Warrant Holder unless the shares are subsequently registered under the Securities Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it (including the opinion delivered by the Company at Closing) that an exception from registration is available.

(f) Warrant Holder Status.  The Warrant Holder is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  Such Warrant Holder is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g) Experience of Warrant Holder.  Such Warrant Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant Shares, and has so evaluated the merits and risks of such investment.

(h) Ability to Bear Risk.  Such Warrant Holder understands and acknowledges that investment in the Company is highly speculative and involves substantial risks.  Such Warrant Holder is able to bear the economic risk of an investment in the Warrant Shares and is able to afford a complete loss of such investment.

(i) General Solicitation.  Such Warrant Holder is not accepting the Warrant Shares as a result of any advertisement, article, notice or other communication regarding the Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(j) Disclosure of Information.  Such Warrant Holder has had the opportunity to receive all additional information related the Company requested by it and to ask questions of, and receive answers from, the Company regarding the Company, including the Company’s business management and financial affairs, and the terms and conditions of this offering of the Warrant Shares.  Such questions were answered to such Warrant Holder’s satisfaction.  Such Warrant Holder has also had access to copies of the Company’s filings with the Securities Exchange Commission under the Securities Act and Exchange Act.  The Warrant Holder believes that it has received all the information such Warrant Holder considers necessary or appropriate for deciding whether to consummate the Warrant Exercise.  The Warrant Holder understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a through or exhaustive description.  The Warrant Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

 (k) Residency.  The residency of the Warrant Holder (or in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature pages attached hereto.

(l) Security Holdings.  The Warrants held by each Warrant Holder, as applicable, as of the date hereof are correctly described on Schedule B attached hereto.  The Warrant Holder does not hold any other securities or equity interests in the Company other than what is set forth opposite such Warrant Holder’s name on Schedule B attached hereto, and Schedule B to the Note Conversion Agreement, dated August 23, 2017, which is incorporated herein by reference as though fully set forth herein and made a part of this Agreement.

(m) Tax Matters.  The Warrant Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transaction contemplated by this Agreement.  The Warrant Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

(n) Restrictions on Transferability; No Endorsement.  The Warrant Holder has been informed of and understand the following:

i. there are substantial restrictions on the transferability of the Warrant Shares; or

ii. no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement of the Warrant Shares.

(o) No Other Representation by the Company.  None of the following information has ever been represented, guaranteed or warranted to the Warrant Holder, expressly or by implication by any broker, the Company, or agent or employee of the foregoing, or by any other Person:

i. the approximate or exact length of time that the Warrant Holder will be required to remain a holder of the Warrant Shares;

ii. the amount of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or

iii. that the past performance or experience of the Company, its officers, directors, associates, agents, affiliates or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of the Company or the return on investment.

5. Representations, Warranties and Covenants of Non-US Warrant Holders.  Each Warrant Holder who is a Non-U.S. Person (as defined herein) hereby represents and warrants to the Company as follows (provided however a Warrant Holder may not make the representation in this Section 5 if it so indicates on such Warrant Holder’s signature page):

(a) Certain Definitions.  As used herein, the term “United States” means and includes the United States of America, its territories and possessions, any state of the United States and the District of Columbia, and the term “Non-U.S. person” means any person who is not a U.S. person (as defined in Regulation S) or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(b) Reliance on Representations and Warranties by the Company.  This Agreement is made by the Company with such Warrant Holder who is a Non-U.S. person (“Non-U.S. Warrant Holder”) in reliance upon such Non-U.S. Warrant Holder’s representations and warranties made herein.

(c) Regulation S.  Such Non-U.S. Warrant Holder has been advised and acknowledges that:

i. the Warrant Shares have not been registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

ii. in issuing and selling the Warrant Shares to such Non-U.S. Warrant Holder pursuant to hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(a)(2) under the Securities Act;

iii. it is a condition to the availability of the Regulation S “safe harbor” that the Warrant Shares not be offered or sold in the United States or to a U.S. person until the expiration of a period of one year following the Closing Date; notwithstanding the foregoing, prior to the expiration of one year after the Closing (the “Restricted Period”), the Warrant Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration requirements of the Securities Act, or (B) the offer and sale is outside the United States and to other than a U.S. person.

(d) Certain Restrictions on Warrant Shares.  Such Non-U.S. Warrant Holder agrees that with respect to the Shares until the expiration of the Restricted Period:

i. such Non-U.S. Warrant Holder, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares or any beneficial interest therein in the United States or to or for the account of a U.S. person during the Restricted Period; notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Warrant Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to a person other than a U.S. person; and

ii. such Non-U.S. Warrant Holder shall not engage in hedging transactions with regards to the Warrant Shares unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Warrant Shares, except for transferees pursuant to an effective registration statement.  Such Non-U.S. Warrant Holder agrees that after the Restricted Period, the Warrant Shares may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(e) Directed Selling.  Such Non-U.S. Warrant Holder has not engaged, nor is it aware that any party has engaged, and such Non-U.S. Warrant Holder will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.

(f) Location of Non-U.S. Warrant Holder. Such Non-U.S. Warrant Holder: (i) is domiciled and has its principal place of business or registered office outside the United States; (ii) certifies it is not a U.S. person and is not acquiring the Warrant Shares for the account or benefit of any U.S. person; and (iii) at the time of Closing, the Non-U.S. Warrant Holder or persons acting on the Non-U.S. Warrant Holder’s behalf in connection therewith are located outside the United states.

(g) Distributor; Dealer.  Such Non-U.S. Warrant Holder is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(h) Notation of Restrictions.  Such Non-U.S. Warrant Holder acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this section and shall transfer such shares on the books of the Company only to the extent consistent therewith.

(i) Compliance with Laws. Such Non-U.S. Warrant Holder is satisfied as to the full observance of the laws of such Non-U.S. Warrant Holder’s jurisdiction in connection with the Warrant Exercise, including (i) the legal requirements within such Non-U.S. Warrant Holder’s jurisdiction for the Warrant Exercise, (ii) any foreign Warrant Exercise restrictions applicable to such Warrant Exercise, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the Warrant Exercise, holding, redemption, sale or transfer of such securities.  Such Non-U.S. Warrant Holder’s participation in the Warrant Exercise, and such Non-U.S. Warrant Holder’s continued beneficial ownership of the Warrant Shares will not violate any applicable securities or other laws of such Non-U.S. Warrant Holder’s jurisdiction.

6. Waiver and Release. Effective immediately upon the Warrant Exercise with respect to the Warrants held by each Warrant Holder:

(a) Such Warrant Holder expressly forfeits and waives any and all anti-dilution and piggyback registration rights under any and all Prior Transaction Documents or otherwise applicable to the Warrants, including any anti-dilution rights such Warrant Holder may have with respect to the issuances of any capital stock or other securities of the Company pursuant to previous transactions and pursuant to this Agreement.

(b) Such Warrant Holder unconditionally, irrevocably and absolutely releases and discharges the Company, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other entities of the Company, past and present, as well as the Company’s past and present employees, officers, directors, agents, principals, shareholders, successors and assigns from all claims, losses, demands, interests, causes of action, suits, debts, controversies, liabilities, costs, expenses and damages related to the waiver of anti-dilution and piggyback registration rights above, any security interest pursuant to any Prior Transaction Documents or otherwise over any collateral of the Company, or related in any way to any rights such Warrant Holder may have to equity or debt securities of the Company, other than as set forth on the schedules hereto.  This release includes, but is not limited to, any tort, contract, common law, constitution or other statutory claims (including but not limited to any claims for attorneys’ fees, costs and expenses).

(c) Such Warrant Holders and the Company expressly waives such Warrant Holder’s or Company’s (as applicable) right to recovery of any type, including damages or reinstatement, in any administrative court or action, whether state or federal, and whether brought by such Warrant Holder or Company or on such Warrant Holder’s or Company’s (as applicable) behalf, related in any way to the matters released herein.

 (d) Such Warrant Holders and the Company declares and represents that it intends this Agreement to be complete and not subject to any claim of mistake, and that the release of the claims described herein expresses a full and complete release and it intends the release of such claims to be final and complete.

(e) The parties acknowledge that this release is not intended to bar any claims that, by statute, may not be waived and shall not waive any indemnification rights previously granted in Prior Transaction Documents.

(f)                 The Company unconditionally, irrevocably and absolutely releases and discharges such Warrant Holder, and any parent and subsidiary corporations, divisions and affiliated corporations, partnerships or other entities of such Warrant Holder, past and present, as well as the such Warrant Holder’s past and present employees, officers, directors, agents, principals, shareholders, successors and assigns from all claims, losses, demands, interests, causes of action, suits, debts, controversies, liabilities, costs, expenses and damages related to any Prior Transaction Documents or otherwise over any collateral of the Company, or related in any way to any obligations such Warrant Holder may have to the Company, other than as provided under this Agreement or set forth on the schedules hereto. This release includes, but is not limited to, any tort, contract, common law, constitution or other statutory claims (including but not limited to any claims for attorneys’ fees, costs and expenses).

7. Covenants.

(a) On or about the date of this Agreement, the Company is entering into Note Conversion Agreements, Preferred Stock Exchange Agreements, and Warrant Exercise Agreements with the debenture holders, the preferred stock holders and the warrant holders of the Company. Pursuant to these agreements, common stock and sometimes Series J Preferred Stock will be issued upon the conversion of debentures, conversion of old preferred stock and the exercise of warrants (collectively the “Newly Issued Capital Stock”). The Note Holder’s “New Stock” is the common stock received pursuant to this Agreement, any Preferred Stock Exchange Agreement and any Warrant Exercise Agreement of even date herewith, together with the number of common shares into which the Note Holder’s Series J Preferred Stock received by virtue of the same agreements, is convertible. The “Note Holder’s Percentage” is the percentage of the Note Holder’s New Stock compared to the total of the Newly Issued Capital Stock. At all times during the one-year period immediately following the Closing in which the Note Holder participates (“Restricted Period”), beginning on the Closing Date, such Note Holder hereby agrees with the Company that such Note Holder shall not sell on any one day, any shares of the Company’s capital stock in excess of the Note Holder’s Percentage of the Company’s trading volume on that day. The foregoing restriction was requested by the Company of each Note Holder and was not requested by any Note Holder. Each Note Holder shall make its own determination of when to sell and when not to sell independently of any other Note Holder and not as a part of any group. Notwithstanding the foregoing, the restrictions set forth in this Section 7(a) will terminate with respect to any Note Conversion Shares when the Company has any registration statement declared effective by the Securities and Exchange Commission. The Company undertakes and agrees to notify each Note Holder in writing (which may be via e-mail to with a ‘read receipt requested’) of the effective date on the same day that the Company receives notice of such effective date.  The parties hereto acknowledge and agree that, except as set forth in this Agreement, the Company is under no obligation to register any of the Note Conversion Shares. The Note Holder’s Percentage is listed on Schedule A. Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Shares or the Warrant Shares (the “Restricted Securities”) to any Person (an “Assignee”) in a transaction which does not need to be reported on the Nasdaq consolidated tape, without complying with (or otherwise limited by) the restrictions set forth in this Section 7(a); provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Section 7(a) (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Note Holder and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Section 7(a) and all Assignee Agreements.

(b)           The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Warrant Holder with respect to the terms hereunder and the Warrant Shares is or will be more favorable to any other Warrant Holder than those offered under this Agreement (including by way of any written or verbal side or separate agreements). If, and whenever on or after the date hereof, the Company offers different terms to another Warrant Holder, then (i) the Company shall provide notice thereof to all Warrant Holders promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically and retroactively amended and modified in an economically and legally equivalent manner such that all Warrant Holders shall receive the benefit of the more favorable terms and/or conditions (as the case may be) granted to such other Warrant Holder, provided that upon written notice to the Company at any time a Warrant Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Warrant Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Warrant Holder.

(c)            This Agreement shall be effective with respect to Holders who accept this offer only if Holders possessing not less than 100% of the outstanding Warrants accept this offer and execute and deliver a copy of this Agreement to the Company on or before September 1, 2017. If this Agreement becomes effective and the transaction documents are executed on or before 8:30 a.m. on September 5, 2017, then on or before 9:00 a.m. Eastern Time on September 5, 2017, the Company shall file a Current Report on Form 8-K with the Commission. From and after such filing, the Company represents to the Warrant Holders that it shall have publicly disclosed all material, non-public information delivered to it by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents.

(d)           Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Warrant Holder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Warrant Holder shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Warrant Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

8. Miscellaneous.

(a) Restriction Notations. The provisions of this Subsection 8(a) and Subsection 8(d) below, apply to all common shares received by any Note Holder pursuant to a Note Conversion Agreement, a Preferred Stock Exchange Agreement, or a Warrant Exercise Agreement and shares of common stock into which Series J Preferred Stock is converted, which shares of Series J Preferred Stock are received pursuant to the same agreements. Collectively these shares are referred to in this Subsection 8(a) and Subsection 8(d) as the “Shares”.

i. Except as otherwise provided in this Agreement,the Company shall not make any notations on its records or give any instructions to the registrar and transfer agent of the Company (along with any successor transfer agent of the Company, the “Transfer Agent”) implementing any restrictions on transfer.

ii. Company and Transfer Agent records evidencing the Shares shall not contain any restriction notation (including any restriction notation under this Section 8(a)): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144 or (iv) if such restriction notation is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent or requested by a Warrant Holder to effect the removal of the restriction notation hereunder. If all or any Series J Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Shares, Common Stock issuable upon conversion of the Series J Preferred Stock (“Series J Conversion Shares”) or if the Shares may be sold under Rule 144 or if such restriction notation is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares and Series J Conversion Shares shall be issued free of all restriction notations. The Company agrees that following such time as such restriction notation is no longer required under this Section 8(a), it will, no later than three business days following the request by a Warrant Holder to the Company that the restriction on the Warrant Holder’s shares be removed (such third business day, the “Restriction Notation Removal Date”), cause the Transfer Agent to transfer the Shares upon the request of the Warrant Holder by crediting the account of the Warrant Holder's prime broker with the Depository Trust Company System as directed by such Warrant Holder. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 8. Without limiting the generality of the foregoing and subject to the volume limitations of Section 7(a), provided a Note Holder is not an affiliate of the Company and the Company is current in its reporting obligations, the Note Conversion Shares and Series J Conversion Shares may be sold under Rule 144 without restriction and the Company will provide the required legal opinions in connection with such sales.

iii. In addition to the Warrant Holder's other available remedies, the Company shall pay to a Warrant Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the VWAP of the Common Stock of the Company on the date a request for restriction notation removal is submitted to the Transfer Agent) to which a removal of a restriction notation was requested and subject to Section 8(a)(ii), $10 per business day (increasing to $20 per business day five (5) business days after such damages have begun to accrue) for each business day after the Restriction Notation Removal Date until such stock is delivered without a restriction notation. Nothing herein shall limit such Warrant Holder's right to pursue actual damages for the Company's failure to transfer Shares or Series J Conversion Shares as required by this Agreement, and such Warrant Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. For the purposes of this section, "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Warrant Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. For the purposes of this section, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, or any market of the OTC Markets, Inc. (or any successors to any of the foregoing).

In addition to such Warrant Holder’s other available remedies, in the event that the Shares are delivered more than 5 Trading Days following the date hereof (or if issued pursuant to the Series J Preferred, following conversion) or a legal opinion required above is not delivered to the Transfer Agent prior to the expiration of its effectiveness (“Required Delivery Date”), Company shall pay to a Warrant Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares (based on the VWAP of the Common Stock on the date such Securities are required to be delivered), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Required Delivery Date until such Shares or Series J Conversion Shares are delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Warrant Holder by the Required Delivery Date Shares or Series J Conversion Shares without legends that is free from all restrictive and other legends and (b) if after the Required Delivery Date such Warrant Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Warrant Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Warrant Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Warrant Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of that the Company was required to deliver to such Warrant Holder by the Required Delivery Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Warrant Holder to the Company of the applicable Shares or Series J Conversion Shares (as the case may be) and ending on the date of such delivery and payment under this clause (iii).

(b) Transfers.  Subject to Section 7 above, the Company hereby confirms that it will not require a legal opinion or “no action” letter from any Warrant Holder who desires to transfer the Warrant Shares or Series J Conversion Shares in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act (“Rule 144”).

(c)          Registration Rights. Holders of Warrant Shares will have the registration rights described in Exhibit B hereto

(d) Furnishing of Information.  Until the earliest of the time that no Warrant Holder owns Warrants or Shares, the Company covenants to maintain the registration of its Common Stock under Section 12(b) or 12(g) of the Exchange Act. During the period that the Warrant Holders own Warrants or Shares, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act, even if the Company is not then subject to the reporting requirements of the Exchange Act.

(e) Tacking. Each party hereto acknowledges that the holding period for the Warrant Shares and the Series J Conversion Shares may be tacked back to the date the Warrants were initially issued and the Company shall take no position contrary to this position.

(f) Reliance on Representations and Warranties by the Company.  Each Warrant Holder acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Warrant Holder’s eligibility to purchase the Warrant Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Warrant Shares under applicable securities legislation.  The Warrant Holder further agrees that the representations and warranties made by the Warrant Holder will survive the Warrant Exercise and will continue in full force and effect notwithstanding any subsequent disposition of the Warrant Holder of such Warrant Shares.

(g) Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the preparation, execution, delivery and performance of this Agreement.

(h) Entire Agreement.  This Agreement, together with the schedules attached hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written with respect to such matters.

(i) Notices.  All notices, demands requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. The addresses for such communications shall be: (i) if to the Company, to: GT Biopharma, Inc., Attn: Chief Financial Officer, 4100 South Ashley Drive, Suite 600, Tampa, FL 33602, and (ii) if to the Warrant Holders, to the addresses as indicated on the signature pages attached hereto.

(j) Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Warrant Holders holding at least a majority in interest of the Warrant Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that all waivers, modifications, supplements or amendments effected by less than all Warrant Holders impact all Warrant Holders in the same fashion.  No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(k) Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(m) No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(n) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principals of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts of New York for the adjudication of any dispute hereunder or in connection herewith or the transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. In addition to any other rights or remedies hereunder, any indemnification provisions granted to a Warrant Holder shall continue to survive and apply to such Warrant Holder as if such rights were granted hereunder.

(o) Survival.  The representations and warranties contained herein shall survive the Closing for the applicable statute of limitations.

(p) Execution.  This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature was an original thereof.

(q) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ, an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(r) Independent Nature of Obligations and Rights.  The obligations of each Warrant Holder hereunder are several and not joint with the obligations of any other Warrant Holder, and no Warrant Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Warrant Holder hereunder. Nothing contained herein and no action taken by any Warrant Holder hereto shall be deemed to constitute the Warrant Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Warrant Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. The Company and each Warrant Holder confirms that such Warrant Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Warrant Holder shall be entitled to independently protect and enforce its rights under this Agreement and it shall not be necessary for any other Warrant Holder to be joined as an additional party in any proceeding for such purpose.

(s) No Third Party Beneficiaries.  Nothing in this Agreement shall provide any benefit to any third party nor entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties hereto that this Agreement shall not otherwise be construed as a third party beneficiary contract.

(t) Construction.  The parties hereto agree that each of them and/or their respective counsel have reviewed and have had an opportunity to revise this Agreement and the schedules attached hereto.  This Agreement shall be construed according to its fair meaning and not strictly for or against any party.  The word “including” shall be construed to include the words “without limitation.”  In this Agreement, unless the context otherwise requires, references to the singular shall include the plural and vice versa.

(u) WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY ANDINTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRAIL BY JURY.

[Remainder of page intentionally left blank]

Signature page to
Warrant Exercise Agreement
(Company)

IN WITNESS WHEREOF, the parties have caused this Warrant Exercise Agreement to be duly executed and delivered as of the date and year first written above.

“Company” GT Biopharma, Inc.

By:
Name:
Title:

Signature page to
Warrant Exercise Agreement
(Warrant Holders)

IN WITNESS WHEREOF, the parties have caused this Warrant Exercise Agreement to be duly executed and delivered as of the date and year first written above.

“Warrant Holders”

If by an individual:

Printed Name:
Residency:

If by an entity:

Name of entity

By:
Printed Name:
Title:
Principal Place of Business:

Address for Notice:

Facsimile:

Schedule A

Percentage

Bristol Investment Fund*	21.515%
Theorem Group*	14.507%
James W. Heavener*	11.175%
Adam Kasower*	10.515%
Canyons Trust*	10.407%
Red Mango*	9.096%
Alpha Capital *	7.374%
Scott Booth Investments III*	5.551%
Bristol Capital*	2.954%
East Ventures Inc*	2.136%
HC Wainwright*	1.065%
Raymond Pribadi (Private Resources) *	0.653%
Scott Williams*	0.554%
Randy Berinhout*	0.398%
Craig Osborne*	0.393%
Adam Cohen	0.321%
Les Cantor	0.319%
Munt Trust	0.245%
Gianna Simone Baxter*	0.183%
Farhad Rastanian	0.132%
Howard Knee	0.121%
Ho'okipa Capital Partners Inc	0.120%
Anthony Baxter*	0.085%
Piter Korompis*	0.057%
Greg McPherson	0.049%
Net Capital*	0.039%
Barry Wolfe*	0.025%
John Brady*	0.009%
Brannon Family Office *LLLP	0.002%

Total	100.000%

*Party to this agreement

Schedule B

Warrant Shares

Warrant Holder	Warrants	Common Stock	Series J Preferred

Adam Kasower	62,360	63,575	-
Alpha Capital	91,703	92,865	-
Anthony Baxter	211	226	-
Barry Wolfe	374	421	-
Brannon Family Office LLLP	561	561	-
Bristol Capital	4,485	-	5,046
Bristol Investment Fund	111,291	114,119	-
Canyons Trust	1,121	1,121	-
Craig Osborne	8,162	8,162	-
East Ventures Inc	4,934	5,551	-
Gianna Simone Baxter	1,944	1,959	-
HC Wainwright	19,321	19,321	-
James W. Heavener	72,185	73,635	-
John Brady	2,068	2,068	-
Net Capital	3,707	3,754	-
Piter Korompis	852	959	-
Randy Berinhout	3,333	3,750	-
Raymond Pribadi	748	841	-
Red Mango	77,476	78,410	-
Scott Booth Investments III	7,521	8,461	-
Scott Williams	4,451	4,513	-
Theorem Group	9,458	10,640	-

Total	488,266	494,911	5,046

EXHIBIT A

LOST WARRANT AFFIDAVIT AND INDEMNITY AGREEMENT

[_______________] (the “Warrant Holder”), by and through its duly authorized person, hereby certifies:

1.           This Lost Warrant Affidavit and Indemnity Agreement (the “Agreement”), entered into effective as of [_____________ __, 20__], relates to (1) the Securities Purchase Agreement (the “Purchase Document”) dated as of [______________ __, 20__] by and among OXIS International, Inc., a Delaware corporation (the “Company”) and the Warrant Holder, and (2) the [Series __ Warrants to Purchase Series ___ Common Stock] (the “Warrant”) dated as of [______________ __, 20__], issued by the Company to Warrant Holder.

2.           Warrant Holder hereby represents, warrants, and agrees as follows:

a.           After having conducted a diligent investigation of its records and files, Warrant Holder has been unable to find the Warrant and believes that such Warrant has been lost, misfiled, misplaced, or destroyed.

b.           Warrant Holder has not assigned, encumbered, endorsed, pledged, or hypothecated the Warrant, or otherwise transferred to another individual or entity any right, title, interest, or claim in, to, or under the Warrant.

c.           Warrant Holder agrees that if it ever finds the Warrant, it will promptly notify Company of the existence of the Warrant, mark the Warrant as canceled, and forward the Warrant to Company or the Company’s designee.

d.           Warrant Holder shall indemnify Company for, and hold Company harmless from and against, any damages, liabilities, losses, claims (including any claim by any individual or entity for the collection of any sums due under or with respect to such Warrant), or expenses arising out of, or resulting from, (i) Warrant Holder’s inability to find and deliver the Warrant to Company, or (ii) any inaccuracy or misstatement of fact in, or breach of any representation, warranty, agreement, or duty in or under, this Agreement.

3.           This Agreement may be executed in counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument.

4.           This Agreement shall be governed by and construed in accordance with the law of the State of Delaware (without regard to any conflicts of laws provisions thereof).

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

“WARRANT HOLDER”

If by an individual:

Printed Name:

If by an entity:

Name of entity

By:
Printed Name:
Title:

ACCEPTED AND AGREED

“COMPANY”

GT Biopharma, Inc.
a Delaware corporation

By:
Printed Name:
Title:

EXHIBIT B

REGISTRATION RIGHTS

1.1 Company Registration.  If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(a) promptly give written notice of the proposed registration to all Warrant Holders; and

(b) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.2(b) of this Exhibit B below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Warrant Holder or Warrant Holders received by the Company within 10 days after such written notice from the Company is mailed or delivered.  Such written request may specify all or a part of a Warrant Holder’s Registrable Securities.

1.2 Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Warrant Holders as a part of the written notice given pursuant to Section 1.2(a)(i) of this Exhibit B.  In such event, the right of any Warrant Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Warrant Holder’s participation in such underwriting and the inclusion of such Warrant Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Warrant Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 1.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting.  The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, to the Warrant Holders and Other Selling Stockholders requesting to include Registrable Securities and Other Shares in such registration statement based on the pro rata percentage of Registrable Securities and Other Shares held by such Warrant Holders and Other Selling Stockholders, assuming exercise and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming exercise.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter.  The Registrable Securities or other securities so excluded shall also be withdrawn from such registration.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

1.3 Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Exhibit B prior to the effectiveness of such registration whether or not any Warrant Holder has elected to include securities in such registration.

1.4 Definitions.  The following definitions shall apply for the purposes of this Exhibit B:

(a) “Other Selling Stockholders” shall mean persons other than Warrant Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(b) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(c) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the exercise of the Warrants and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.